MOSS ADAMS LLP
-------------------------------------------------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS




                                                                   Exhibit 23.4


                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use, in the Prospectus constituting part of this Registration Statement on Form S-4 of ShopNow.com Inc., of our report dated June 16, 1999, on the consolidated financial statements of Ubarter.com Inc. as of and for the year ended March 31, 1999, which appear in the Prospectus. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.



/s/ Moss Adams LLP

Seattle, Washington
March 13, 2000